UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As previously disclosed on Form 8-K filed on October 24, 2011 with the Securities and Exchange Commission (the “Original 8-K”), on October 28, 2011, in conjunction with the spin-off of Genie Energy Ltd. to the stockholders of IDT Corporation (the “Registrant”), Bill Pereira resigned as the Registrant’s Chief Financial Officer in order to become the Chief Executive Officer of the Registrant’s IDT Telecom, Inc. subsidiary.

(e)           On November 22, 2011, IDT Telecom entered into an Employment Agreement (the “Agreement”) with Mr. Pereira.  Pursuant to the Agreement, Mr. Pereira will serve as Chief Executive Officer of IDT Telecom, will be paid a base salary of $500,000 per year and has been granted (i) options to purchase 7,750 shares of Class B Common Stock of the Registrant, par value $0.01 per share (“Class B Stock”), with an exercise price equal to the fair market value on the date of grant, and (ii) 25,000 restricted shares of Class B Stock.  The options and restricted stock were granted to Mr. Pereira on November 22, 2011, each vesting in three equal annual installments commencing on November 22, 2012.  The exercise price of the options is $12.67 per share of Class B Stock and the options expire ten years from the grant date.   Mr. Pereira shall be entitled to participate in IDT Telecom’s or the Registrant’s bonus program for senior executive management at levels approved by the Compensation Committee of the Registrant’s Board of Directors.  Should Mr. Pereira be terminated without cause or should he resign for good reason (as such terms are defined in the Agreement), IDT Telecom shall pay to Mr. Pereira, among other things, a severance payment equal to the greater of $850,000 or his base salary (at the rate in effect on the date of termination) for the remainder of the term of the Agreement, subject to Mr. Pereira’s execution of the IDT Telecom’s standard release agreement.  A change in control (as defined in the Agreement) of the Registrant or IDT Telecom shall be deemed good reason for Mr. Pereira to terminate the Agreement.  The Agreement has an effective date of November 22, 2011 and will expire on December 31, 2014.  The term shall automatically be renewed or extended for additional one year periods unless, not later than ninety (90) days prior to any such expiration, IDT Telecom or Mr. Pereira shall have notified the other party in writing that such renewal extension shall not take effect.  In the event that IDT Telecom does not offer to extend the term, Mr. Pereira shall be entitled to receive, among other things, a severance payment in the amount of $850,000, subject to his execution and delivery of IDT Telecom’s standard release agreement.

The Agreement terminates the employment agreement between Mr. Pereira and Registrant that had a term ending on January 1, 2012.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

This Form 8-K amends the Original 8-K to the extent provided herein.

On November 3, 2011, the Registrant reported that the Registrant had agreed to grant Liore Alroy options to purchase a number of shares of Class B Stock of the Registrant equal to one percent (1%) of the outstanding shares of the Registrant’s capital stock as of October 28, 2011.  On November 22, 2011, the Compensation Committee of the Registrant’s Board of Directors approved the grant to Mr. Alroy of options to purchase 227,183 shares of Class B Stock of the Registrant (the “Options”) at an exercise price of $12.67 per share of Class B Stock.  The Options vest in eight equal annual installments commencing November 22, 2012 and expire 10 years from the grant date.

On November 22, 2011, the Compensation Committee reduced the exercise price of all of the outstanding options to purchase the Registrant’s Class B Stock by 43.28% based on the change in trading price of the Registrant’s Class B Stock following the spin-off of the Registrant’s subsidiary, Genie Energy Ltd.  Accordingly, the following changes were made to option exercise prices for options held by executive officers and named executive officers of the Registrant:

Name	Outstanding Options	Old Exercise Price	New Exercise Price
Marcelo Fischer	8,333	$38.85	$21.83
Marcelo Fischer	22,222	$33.99	$19.10
Ira Greenstein	33,334	$26.55	$14.92
Ira Greenstein	11,111	$38.85	$21.83
Ira Greenstein	37,412	$33.99	$19.10
Joyce Mason	6,700	$26.55	$14.92
Joyce Mason	5,000	$36.18	$20.33
Joyce Mason	5,555	$38.85	$21.83
Joyce Mason	10,000	$33.99	$19.10
Bill Pereira	10,222	$33.99	$19.10
Mitchell Silberman	11,807	$33.99	$19.10
Mitchell Silberman	16,666	$29.52	$16.59

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01	Employment Agreement, dated November 22, 2011 between IDT Telecom, Inc. and Bill Pereira.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By: /s/ Howard S. Jonas
       Name: Howard S. Jonas
       Title: Chairman and Chief Executive Officer

Dated: November 29, 2011

EXHIBIT INDEX

Exhibit Number	Document
10.01	Employment Agreement, dated November 22, 2011 between IDT Telecom, Inc. and Bill Pereira.